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                                                                   EXHIBIT 10.52

                              GENERAL CONDITIONS
                              ------------------

                                       TO
                                       --

                             CONTRIBUTION AGREEMENT
                             ----------------------

     These are the General Conditions (the "General Conditions") to the Contribution Agreement - Basic Economic Terms (the "Agreement") dated as of January 16, 1998 between Transferor and Transferee (as defined in the Agreement) regarding the Project (as defined in the Agreement).



     Transferor, Transferee and Title Company hereby agree as follows:

     1.  DEFINITIONS.

     Terms used in the Agreement, the General Conditions, the Addenda, the Exhibits and the Schedules shall have the meanings set forth in Addendum I attached hereto.

     2.  AGREEMENT TO ACQUIRE AND CONTRIBUTE.

     Subject to and upon the terms and conditions herein set forth and the representations and warranties contained herein, Transferor agrees to transfer the Property to Transferee, and Transferee agrees to acquire the Property from Transferor.

     3.  CONSIDERATION.

     Transfer and Transferee agree that the total Consideration for the transfer of the Property shall be as set forth in the Agreement.

         (a)  The Consideration shall be comprised of the following components:

              (i)  EARNEST MONEY DEPOSIT.

               Within two (2) business days of the Delivery Date, Transferee shall deposit the Earnest Money in escrow with the Title Company. The Earnest Money shall be held in a federally insured interest-bearing account and interest accruing thereon shall be for the account of Transferee. The Earnest Money shall be in the form of cash, certificates of deposit or letters of credit issued by major national banks. In the event the transaction contemplated hereby is consummated, the Earnest Money plus interest accrued thereon shall be credited against Transferee's payment obligations hereunder.

              (ii) THE LOAN AND OTHER OBLIGATIONS.

               At the Closing, Transferee will take title to the Property subject to the Loan and subject to the other obligations of Transferee which are shown on

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          Schedule 11. The aggregate net amounts payable on such financing shall be a charge against the Consideration for the transfer of the Property. Transferor shall have the right to approve the amounts of such payments, which approval shall not be unreasonably withheld and delivered to Transferee prior to the Closing. The amount of such financing shall be paid by Transferee from funds deposited by Transferee in Escrow. Any prepayment penalty or similar charge shall be the obligations of Transferor.

              (iii)  OP UNITS.

               A number of OP Units equal to the amount specified in subparagraph 5 (g) of the Agreement (as allocated in the second column of paragraph 6 of the Agreement) divided by $16.075.

              (iv)  CASH.

               Immediately available funds, in an amount equal to the Consideration (as allocated in the second column of paragraph 6 of the Agreement), less (i) the Earnest Money Deposit, (ii) the amount paid by Transferee under Section 3(a)(ii) above and (iii) the OP Units, as more fully described above.

         (b) ADJUSTMENTS. All adjustments to the Consideration as provided in these General Conditions shall be made between the OP Units portion and the Cash portion as Transferor shall direct.

         (c)  WITHHOLD IF TRANSFEROR A FOREIGN PERSON.

          Transferor acknowledges and agrees that, if Transferor is a foreign person, Transferee may be required to withhold a portion of the Consideration pursuant to Section 1445 of the Internal Revenue Code or comparable provisions of the California Revenue and Taxation Code (with respect to persons who are not California residents) or similar laws or regulations of other states. Any amount properly so withheld by Transferee shall be deemed to have been paid by Transferee as part of the Consideration, and Transferor's obligation to consummate the transactions contemplated herein shall not be excused, reduced, terminated or otherwise affected thereby. Transferee shall not withhold any portion of the Consideration if Transferor executed FIRPTA certificates and any equivalent certificates and/or affidavits required under applicable state law.

     4.  DUE DILIGENCE.

         4.1 TRANSFEREE'S DUE DILIGENCE. As more fully provided below, Transferor agrees to assist and cooperate with Transferee in obtaining access to the Property and certain documents relating thereto for purposes of inspection and due diligence.

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          (a)  PHYSICAL INSPECTION OF THE PROPERTY.

          At any time(s) reasonably requested by Transferee following the Effective Date and prior to Closing, Transferor shall afford authorized representatives of Transferee reasonable access to the Property for purposes of satisfying Transferee with respect to the representations, warranties and covenants of Transferor contained herein and with respect to the satisfaction of any Conditions Precedent to the Closing, including without limitation the taking of soil borings by a reputable consultant providing insurance which is reasonably acceptable to Transferor; provided, however, that Transferee shall use commercially reasonable efforts not to unreasonably disturb or interfere with the rights of Tenants. Transferee hereby agrees to indemnify and hold Transferor harmless from any damage or injury to persons or property caused by Transferee or its authorized representatives during their entry and investigations prior to the Closing. In the event this Agreement is terminated Transferee shall restore the property to substantially the condition in which it was found. This indemnity shall survive the termination of this Agreement or the Closing, as applicable. The Consideration assumes that the Property will be free from any environmental contamination and/or any material physical defects as disclosed on Transferee's engineering reports. In the event that Transferor or Transferee discovers any such contamination and/or material defects, the Consideration hereunder will be adjusted to reflect the costs to remediate or cure the defects, in an amount mutually acceptable to Transferor and Transferee. If Transferor and Transferee cannot agree on such adjustment amount (and neither Transferor nor Transferee shall be deemed to have an obligation to so agree), either party hereto shall have the right to terminate this transaction.

          (b)  CONTACTS WITH PROPERTY MANAGERS AND TENANTS.

          At any time(s) reasonably requested by Transferee following the Effective Date and prior to Closing, Transferee may contact and interview the property manager, leasing agents and/or Tenants, provided that such contacts or interviews shall occur only after reasonable oral or written notice to Transferor and Transferor may be present during any interview. Transferee agrees not to contact any holders of obligations secured by the Property unless Transferor shall first have consented in writing to such contact and such contact shall only be for the purpose of verifying balances and other terms of the loan documents.

          (c)  DELIVERY OF DOCUMENTS AND RECORDS.

          Transferor shall deliver the Due Diligence Materials to Transferee within five (5) days after the Effective Date.

          (d)  REJECTION OF SERVICE CONTRACTS.

          Transferee shall be deemed to have rejected all Service Contracts unless, on or before the Approval Date, Transferee has notified Transferor in writing that Transferee wishes to assume any such Service Contracts and identifying which of such Service Contracts are to be assumed.

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          (e)  NO ASSUMPTION OF RENEWAL OR OPTION COMMISSIONS.

          Transferee specifically disclaims any liability for brokerage commissions that may be payable upon the renewal or extension of the term of any Lease, whether pursuant to the exercise of an option or otherwise.

          (f)  TRANSFEREE'S RIGHT TO TERMINATE.

          At any time up to the Approval Date, Transferee has the unqualified right to terminate this Agreement and obtain a refund of any and all amounts paid hereunder to Title Company or to Transferor, subject to Transferee's obligations to return Due Diligence Materials to Transferor as provided in Section entitled "Conditions to Closing."

         4.2  TRANSFEROR'S DUE DILIGENCE.

              (a)  INSPECTION AND ACCESS.

              Prior to the date hereof, Transferee has given Transferor full access to all requested and available Due Diligence Materials regarding Transferee's properties, business operations and financial condition. Transferee agrees to provide Transferor with any further such information as and when such information is available to Transferee after the date hereof including but not limited to information regarding Transferee's management plan (defined herein as the choice of a new Chief Executive Officer, new management personnel and a management succession plan) to the full extent as is provided to Transferee in paragraph 4 above. In addition, Transferee shall obtain and furnish to Transferor all information available to Transferee with respect to the model and strategies of Lazard Freres with respect to Transferee.

              (b) TRANSFEROR'S RIGHT TO TERMINATE

              At any time prior to the Approval Date, Transferor has the unqualified right to terminate this Agreement if Transferor shall not be satisfied with such additional information as is provided after the date hereof.

     5.  CONDITIONS TO CLOSING.

          (a)  TRANSFEREE'S CONDITIONS PRECEDENT.

          Transferee's Conditions Precedent as set forth below are precedent to Transferee's obligation to acquire the Property. The Transferee's Conditions Precedent are intended solely for the benefit of Transferee. If any of the Transferee's Conditions Precedent are not satisfied, Transferee shall have the right in its sole discretion either to waive the Transferee's Conditions Precedent and proceed with the acquisition or terminate this Agreement by written notice to Transferor and the Title Company. If Transferee shall proceed with the acquisition notwithstanding the failure of a condition to be satisfied, Transferee shall be deemed to have waived such condition.

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               (i)  APPROVAL OF TITLE.

               On or prior to a date (the "Title Approval Date") which is five
          (5) business days after the execution of this Agreement, Transferee shall advise Transferor what exceptions to title, if any, will be accepted by Transferee. At such time, Schedule 2, showing the Permitted Exceptions, and Schedule 3, showing the required Endorsements, shall be prepared and initialed by Transferor and Transferee. Transferor shall have three (3) business days after receipt of Transferee's objections to give to Transferee: (A) written notice that Transferor will remove such objectionable exceptions on or before the Closing Date; or (B) written notice that Transferor elects not to cause such exceptions to be removed. Transferor's failure to give notice to Transferee within the three (3) business day period shall be deemed to be Transferor's election not to cause such exceptions to be removed. If Transferor gives Transferee notice or is otherwise deemed to have elected to proceed under clause (B), Transferee shall have until the Closing Date to elect to proceed with the transaction or terminate this Agreement. If Transferee fails to give Transferor notice of its election on or before the Closing Date and the Closing does not otherwise occur, Transferee shall be deemed to have elected to terminate this Agreement. If Transferor gives notice pursuant to clause (A) and fails to remove any such objectionable exceptions from title prior to the Closing Date, and Transferee is unwilling to take title subject thereto, Transferor shall be in default and Transferee shall have the rights and remedies set forth in the Section entitled "non-Consummation of the Transaction."

               (ii) REVIEW OF THE PROPERTY, DUE DILIGENCE MATERIALS AND DISCLOSURES.

               Transferee's completion of all inspections and review of the Property, the Due Diligence Materials, and all matters disclosed by Transferor hereunder, and approval thereof, within the Due Diligence Period.

               (iii)  LEASES.

               Except as shown on Schedule II.D.3. and as may be approved by Transferee, all of the Leases shall be in full force and effect, without default thereunder by either tenant or landlord, and no tenant shall be the subject of a proceeding under any Creditors Rights Laws.

               (iv) REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of Transferor and of the Constituent Partners contained herein and in all Addenda, Exhibits and Schedules hereto shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Transferor's covenants under this Agreement shall be satisfied as of the Closing Date (to the extent such covenants are to be satisfied as of the Closing Date), and Transferee shall have received at the closing a Certificate in the form of Exhibit H hereto,

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          dated as of the Closing Date and executed on behalf of Transferor by executive officers of Transferor or of the respective general partners of Transferor, as applicable, certifying as to the fulfillment of the conditions set forth in this Subsection.

               (v)  CONVEYANCES BY TRANSFEROR.

               At the Closing, Transferor shall convey to Transferee all of its right, title and interest to the Property by executing and delivering all documents required to be delivered by Transferor pursuant to the Section entitled "Closing and Escrow."

               (vi)  TITLE POLICY.

               Title Company shall be committed to issue the Title Policy with the Required Endorsements at Closing, showing title to the Real Property vested in Transferee, subject only to the Permitted Exceptions. On or before the Closing, Transferor shall cause the Title Company to deliver to Transferee a certification that, in issuing the Title Policy, the Title Company has not relied on any representations or indemnities of Transferor or any of its affiliates (except as disclosed in such certification).

               (vii)  NO FINANCING STATEMENTS.

               Transferee shall be satisfied that, as of the Closing, there is no outstanding financing statement showing Transferor as debtor filed in accordance with the Uniform Commercial Code of any applicable jurisdiction with respect to the Property except for any financing statements approved by Transferee prior to the Approval Date or relating to the Loan.

               (viii)  TENANT ESTOPPEL CERTIFICATES.

               Transferor obtaining and delivering to Transferee the Tenant Estoppel Certificates on or before 3 calendar days prior to the Closing Date.

               (ix)  PROPERTY CONDITION.

               The physical condition of the Real Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear and loss by casualty excepted.

               (x)  TERMINATION OF AGREEMENTS.

               Immediately following the Approval Date, Transferor shall give written notice of termination of all property management, leasing brokerage agreements and Service Contracts (except those specifically assumed by Transferee in writing) affecting the Property, and such termination shall be without cost or expense to Transferee.

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          (b)  DEEMED APPROVAL OF CONDITIONS.

          In the event that any party having the right of cancellation hereunder based on failure of a condition precedent set forth herein does not inform the other party and Title Company in writing of its disapproval of any condition precedent prior to the Closing, such condition precedent shall be deemed to have been satisfied, approved or waived, effective as of the Closing; provided that a party shall not be deemed to have waived any such claim for breach of any representation or warranty by the other party unless such party has Actual Knowledge of such breach prior to Closing and expressly waives such matter or breach or both in writing.

          (c)  RETURN OF MATERIALS.

          Upon termination of this Agreement and the escrow for failure of a condition precedent, Transferee shall return to Transferor all materials provided by Transferor to Transferee pursuant to the Section entitled "Transferee's Due Diligence and Transferor shall return all information theretofore received from Transferee."

     6.  CLOSING AND ESCROW.

         (a)  CLOSING DATE.

          The Closing shall be conducted through, and all items to be delivered shall be delivered to, the Title Company, on or before the Closing Date, which may be extended only by mutual agreement of parties.

          (b)  DEPOSIT OF AGREEMENT AND ESCROW INSTRUCTIONS.

          The parties shall promptly deposit a fully executed copy of this Agreement with Title Company and this Agreement shall serve as escrow instructions to Title Company for consummation of the transactions contemplated hereby. The parties agree to execute such additional escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control unless a contrary intent is expressly indicated in such supplementary instructions. Transferor and Transferee hereby designate Title Company as the "real estate reporting person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.

          (c)  TRANSFEROR'S DELIVERIES TO ESCROW.

          At or before Closing, Transferor shall deliver to Transferee the following, to the extent they have not already been delivered:

          (i)  the duly executed and acknowledged Deed;

         (ii)  a duly executed Assignment of Leases;

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        (iii)  a duly executed Document of Transfer;

         (iv)  a duly executed Assignment of Contracts;

          (v) a FIRPTA affidavit (in the form attached as Exhibit E) pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, and on which Transferee is entitled to rely, that Transferor is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code; and

         (vi) California Form 590RE from Transferor certifying that Transferor has a permanent place of business in California, is qualified to do business in California; and

        (vii) any other instruments, records or correspondence called for hereunder which have not previously been delivered.

     (d)  TRANSFEROR'S DELIVERIES TO TRANSFEREE.

          (i)  DELIVERIES AT CLOSING.

               a) a Closing Certificate in the form attached hereto as Exhibit H;

               b) operating statements for that portion of the current year ending at the end of the calendar month preceding the month in which the Closing Date occurs, certified in the manner specified in Addendum III;

               c) a Rent Roll and Delinquency Report both dated as of the first day of the month in which the Closing Date occurs;

               d)  duly executed original Tenant Estoppel Certificates;

               e) such original resolutions, authorizations, bylaws of other corporate and/or partnership documents or agreements relating to Transferor as shall be reasonably required by Transferee and/or the Title Company;

               f) an original signed notice in the form of Exhibit G attached hereto for each of the Tenants; and

               g) all keys to the Property, which shall be personally delivered at the Property by a representative of Transferor to a representative of Transferee.

          (ii)  DELIVERIES AFTER CLOSING.

          On the first business day following the Closing, Transferor shall deliver to Transferee the following, to the extent they have not already been delivered, and such delivery shall be made in the manner set forth in Addendum IV;

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               a)  originals of the Contracts not previously delivered to
          Transferee;

               b)  originals of the Leases;

               c) originals of any and all building permits and certificates of occupancy for the Real Property that are in the possession or control of Transferor and/or any affiliate of Transferor;

               d)  originals of all other matters described in Addendum III; and

               e) any other instruments, records or correspondence called for hereunder which have not previously been delivered.

          (e)  TRANSFEREE'S DELIVERIES TO TRANSFEROR.

          At or before the Closing, Transferee shall deliver or cause to be delivered to escrow the following:

               (i)  The documents required by paragraph C of Addendum V;

              (ii)  a duly executed Assignment of Leases;

             (iii)  a duly executed Assignment of Contracts; and

              (iv)  the Cash.

          (f)  DEPOSIT OF OTHER INSTRUMENTS.

          Transferor and Transferee shall each deposit such other instruments as are reasonably required by Title Company or otherwise required to close the escrow and consummate the transactions described herein in accordance with the terms hereof.

     7.  CLOSING ADJUSTMENTS AND PRORATIONS.

     With respect to each Property, the following adjustments shall be made, and the following procedures shall be followed:

          (a) BASIS OF PRORATIONS.

          All prorations shall be calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year with the exception of expenses and impounds ("Recoverable Expenses") which are recoverable from Tenants and others in the nature of common area maintenance expenses, which Recoverable Expenses shall be prorated in the manner described hereinbelow.

                    (i) 1997 RECOVERABLE EXPENSES. Transferor shall be responsible to prepare the Tenant reconciliation of 1997 Recoverable Expenses and shall deliver said reconciliation to the Tenants as soon as practicable following the Closing. In the event that actual Recoverable Expenses for 1997 is LESS than the amount of Recoverable Expenses actually

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          collected from the Tenants, Transferee shall be responsible to reimburse said Tenants (whether by credit against Recoverable Expenses next due or as otherwise provided in the respective Tenant Leases) the amount of such excess, and Transferor shall promptly pay to Transferee the amount of such excess within ten (10) business days following the date of delivery of said 1997 reconciliation to the Tenants. In the event that actual Recoverable Expenses for 1997 EXCEED the amount of Recoverable Expenses actually collected from the Tenants, Transferee shall use its reasonable best efforts to collect said shortfall from the Tenants (in accordance with the terms of the Tenant Leases) and shall promptly pay to Transferor the amounts collected within ten (10) business days from its receipt thereof in accordance with the payment application set forth in 7(d) (ii), below.

                    (ii) 1998 RECOVERABLE EXPENSES. Transferor shall prepare a reconciliation of 1998 Recoverable Expenses which are attributable to periods commencing on January 1, 1998, through the Closing, and shall deliver said reconciliation to Transferee as soon as practicable following the Closing. Any excess or shortfalls shall be paid or credited in the manner set forth in 7(a)(i), above.

          (b)  ITEMS NOT TO BE PRORATED.

          There shall be no prorations of adjustments of any kind with respect to:

               (i)  INSURANCE PREMIUMS.

              (ii) DELINQUENT RENTS FOR FULL MONTHS PRIOR TO THE MONTH IN WHICH THE CLOSING OCCURRED.

               Delinquent Rents for full months prior to the month in which the Closing occurred shall remain the property of Transferor; however, Transferee reasonably shall cooperate with Transferor in efforts to collect such amounts; provided further, however, that Transferee shall have no duty to initiate any legal proceeding or action against any Tenant on Transferor's behalf related to such delinquent rents. Transferor may take all appropriate collection measures (including litigation if deemed by Transferor to be necessary or desirable), except that Transferor may not seek any remedy which would interfere with the Tenant's continued occupancy and full use of its premises under such Tenant's Lease, or Transferee's rights to receive Rent with respect to any period beginning on the Closing Date.

               (iii) ADDITIONAL RENTS RELATING TO FULL OR PARTIAL MONTHS PRIOR TO THE CLOSING DATE.

               If Additional Rents relating to full or partial months prior to the Closing Date are not finally adjusted between Transferor and any Tenant until after the Closing Date, then any refund to which any Tenant may be entitled shall be the obligation of Transferor, and any additional amounts due from the Tenant for such period shall be the property of Transferor.

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          Transferee shall have no obligation with respect to any such refund due to any Tenant and no claim to any such amounts due from any Tenant, Transferor may take all appropriate collection measures (including litigation if deemed by Transferor to be necessary or desirable), except that, in seeking to collect any such additional amounts due from any Tenant, Transferor may not seek any remedy which would interfere with the Tenant's continued occupancy and full use of it premises under such Tenant's Lease, or Transferee's right to receive Rent with respect to any period beginning on the Closing Date. If Transferor receives any refund of expenses paid prior to the Closing and relating to a period prior to the Closing, and such expenses were reimbursed in whole or in part by any Tenant, Transferor shall refund to each Tenant its share of any such refund.

          (c)  CLOSING ADJUSTMENTS.

          Prior to Closing, Transferor shall prepare for review, comment and agreement by Transferee a proration statement for each Property, substantially in the form attached hereto as Exhibit I, and each party shall be credited or charged at the Closing, in accordance with the following:

               (i)  RENTS.

               Transferor shall account to Transferee for all Rents reflected on the Rent Roll for the period in which the Closing occurs, and Transferee shall be credited for its share.

              (ii)  EXPENSES.

                    a)  PREPAID EXPENSES.

                         To the extent Expenses have been paid prior to the
                    Closing Date for the period in which the Closing occurs, Transferor shall account to Transferee for such prepaid Expenses, and Transferor shall be credited for its pro rata share thereof for the period after the Closing Date.

                    b)  UNPAID EXPENSES.

                         To the extent Expenses relating to the period in which
                    the Closing occurs are unpaid as of the Closing Date but are ascertainable (e.g., interest on the Loan, free rent as shown on Schedule II.D.3, tenant improvements as shown on
                    Schedule II.E.3, and other obligations of Transferor assumed by Transferee), Transferee shall be credited for Transferor's pro rata share of such Expenses for the period prior to the Closing date. The amount to be credited to Transferee hereunder shall include the amount of any future payments due to any Tenant under such Tenant's lease as reimbursement for tenant improvements or otherwise.

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                    c)  PROPERTY TAXES.

                         For purposes of this Subsection entitled "Expenses,"
                    the Transferor and Transferee shall pro-rate property taxes based on the most recent available tax bills.

               (iii)  SECURITY DEPOSITS.

               Transferor shall deliver to Transferee all prepaid rents, security deposits, letters of credit and other collateral given to Transferor or any of its affiliates or successor-in-interest under any of the Leases.

          (d)  POST-CLOSING ADJUSTMENTS.

          After the Closing Date, Transferor and Transferee shall meet from time to time to discuss adjustments in accordance with the following:

               (i)  NON-DELINQUENT RENTS AND RECOVERABLE EXPENSES.

               If Transferee collects any non-delinquent Rents applicable to the month in which the Closing occurred, Transferor's pro rata share of such Rents shall be credited to Transferor.

               (ii) DELINQUENT RENTS AND RECOVERABLE EXPENSES FOR MONTH IN WHICH THE CLOSING OCCURRED.

               If Transferee collects from any Tenant Rents and/or Recoverable Expenses that were delinquent as of the Closing and that relate to the period in which the Closing occurred, then such Rents and Recoverable Expenses shall be applied in the following order of priority: First to reimburse Transferee for all reasonable out-of-pocket third-party collection costs actually incurred by Transferee in collecting such Rents and Recoverable Expenses (including the portion thereof relating to the period after the Closing Date); second, to satisfy such Tenant's Rent and Recoverable Expense obligations relating to the period after the Closing Date; and third, to satisfy such delinquent Rent and Recoverable Expense obligations relating to the period before the Closing Date. Transferee shall pay to Transferor all Tenant Rents and Recoverable Expenses for the period prior to the Closing Date collected by Transferee after the Closing. Transferor shall have no right to pursue the collection of such delinquent Rents.

               (iii)  EXPENSES.

               With respect to any invoice received by Transferee after the Closing Date for Expenses that relate to the period in which the Closing occurred, Transferee will either, at Transferee's option, (A) pay the entire amount of the invoice and either bill Transferor for Transferor's share, or offset Transferor's share against any prorated Rents due to Transferor under subsection (i), or (ii) above, or (B) compute Transferee's pro rata share, write

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          a check for that amount in favor of the vendor, and then send the invoice and check to Transferor, in which case Transferor agrees that it will pay for its share and forward the invoice and the two payments to the vendor. If real property taxes and assessments payable for any period prior to Closing are determined to be more than the amounts prorated herein (in the case of the current year) or paid by Transferor (in the case of any prior year), due to a reassessment of the Real Property or otherwise, Transferor and Transferee shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts and Transferor shall pay to Transferee any increase in the amount of such real property taxes and assessment applicable to any period prior to Closing.

               (iv)  SURVIVAL OF OBLIGATIONS.

               The obligations of Transferor and Transferee under the Subsection entitled "Post-Closing Adjustments" shall survive the Closing.

          (e)  ALLOCATION OF CLOSING COSTS.

          Closing costs shall be allocated as set forth below:

               (i)  ESCROW CHARGES:

               50% to the Transferor and 50% to the Transferee.

               (ii) RECORDING FEES AND MISCELLANEOUS ESCROW AND TITLE FEES:

               50% to the Transferor and 50% to the Transferee.

               (iii)  TITLE INSURANCE PREMIUM:

               The Transferor shall pay 100% of the cost of the CLTA standard policy of title insurance. The Transferee shall pay 100% of the additional premium to upgrade to an ALTA extended coverage policy of title insurance and 100% of the cost of all endorsements.

               (iv)  TRANSFER TAXES:

               100% to Transferor.

               (v)  SURVEY FEES:

               100% to Transferee.

     8.  TENANT ESTOPPEL CERTIFICATES.

     Transferor shall use all reasonable and diligent efforts to obtain a Tenant Estoppel Certificate from all Tenants, dated no earlier than thirty (30) days prior to the Closing Date, conforming to the most recent Rent Roll and Delinquency Report approved by Transferee and alleging no defaults, offsets, or claims against Transfer. Transferor shall deliver completed Tenant Estoppel Certificates to Transferee as they are received by Transferor, and shall use all reasonable efforts to deliver all Tenant Estoppel Certificates to Transferee not later than five (5) business days prior to the Closing. It shall be a condition to Transferee's obligation to close the Contribution and acquisition of the Property that not later than five
(5) business days prior to the Closing:

           (a) Transferor delivers to Transferee Tenant Estoppel Certificates from the Required Tenants, and, with respect to all Non-Required Tenants there shall exist no Material Non-Required Tenant Dispute. Transferee shall be allowed to ask any Non-Required Tenant which does not provide a Tenant Estoppel Certificate whether any such dispute exists; or

           (b) To the extent Transferor is unable to obtain Tenant Estoppel Certificates, or any items required to be therein, from the Required Tenants, or to the extent that there is any Material Non-Required Tenant Dispute, Transferor shall deliver to Transferee and Transferee may, but shall not be obligated to, accept, on the Closing Date a certification in which Transferor warrants and represents to Transferee, with respect to such missing Tenant Estoppel Certificates or any missing items required items required to be included therein, as to all matters that were to be included therein and/or indemnifies Transferee as to any such Material Non-Required Tenant Dispute; provided however, that Transferee shall be required to accept such a Transferor certification as to missing Required Tenant Estoppel Certificates if the total square footage represented by such Transferor Certification does not exceed the Non-Required Tenants.

     9.  TRANSFEROR'S REPRESENTATIONS AND WARRANTIES.

     Transferor hereby represents and warrants to Transferee the matters set forth on Addendum II, which is incorporated herein by this reference as though fully set forth herein. Transferee is entitled to rely on Transferor's representations and warranties notwithstanding Transferee's inspection and investigation of the Property.

     10. TRANSFEREE'S REPRESENTATIONS AND WARRANTIES.

     Transferee hereby represents and warrants to Transferor as follows:

         (a) Transferee is a duly organized and validly existing limited partnership in good standing under the laws of the State of California, and AHP is a duly organized and validly existing corporation under the laws of the State of Maryland. This Agreement and all documents executed by Transferee which are to be delivered to Transferor at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Transferee, and are or at the Closing will be legal, valid and binding obligations of Transferee, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Transferee is subject.

         (b) Transferee has made (or will make prior to the Closing Date) an independent investigation with regard to the Property and Transferee's intended use thereof, including without limitation, review and/or approval of matters disclosed by Transferor pursuant to this Agreement.

         (c) There is no litigation pending or, to Transferee's knowledge, threatened, against Transferee or any basis therefor that might materially and detrimentally affect the ability of Transferee to perform its obligations under this Agreement. Transferee shall notify Transferor promptly of any such litigation of which Transferee becomes aware.

         (d) All representations and warranties set forth herein shall be true as of the Effective Date and the Closing Date.

         (e) The 1996 Annual Report of AHP, the Proxy Statement for Special Meeting of Shareholders held August 14, 1997 and the Form 10 K Annual Report for 1996 of AHP as previously delivered to Transferor are true and correct in all material respects and do not omit any material information about AHP or Transferee.

         (f) The Agreement of Limited Partnership of Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, dated as of December 27, 1993 as amended on January 1, 1994, March , 1994, February 27, 1997 and November 19, 1996 (the "AHPOP Agreement") as previously delivered to Transferor, is a true and correct copy of such agreement.

         (g) True and correct copies of the provisions of the Articles of Incorporation of AHP, to which reference is made in Section 8.6C of the AHPOP Agreement, have been previously delivered to Transferor.

     11.  INDEMNIFICATION.

          (a)  MUTUAL INDEMNIFICATION.

          Each party hereby agrees to indemnify the other party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys fees, and amounts with respect to taxes resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, Exhibit or Schedule given or delivered to the other pursuant to or in connection with this Agreement.

          (b)  INDEMNIFICATION BY TRANSFEROR.

          In addition to the indemnifications contained in Section 11(a), Transferor agrees to indemnify Transferee and its partners and defend and hold Transferee and its partners harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and amounts with respect to taxes, asserted against, incurred or suffered by Transferee resulting from or arising out of (i) any personal injury or property damage occurring in, on or under the Property during

     Transferor's ownership thereof, from any cause whatsoever other than as a consequence of the acts of omissions of Transferee, its agents, employees or contractors; and (ii) the failure of Transferor to perform any obligation under the Loan Documents to be performed by the borrower prior to the Closing Date (other than the obligation to obtain the Lender's consent for the transfer of the Property contemplated herein).

          (c)  INDEMNIFICATION BY TRANSFEREE.

          Transferee agrees to indemnify Transferor and its partners and defend and hold Transferor and its partners harmless from any claims, losses, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, asserted against, incurred or suffered by Transferor resulting from or arising out of (i) any personal injury or property damage first occurring in, on or under the Property during Transferee's ownership thereof, from any cause whatsoever than a consequence of the acts or omissions of Transferor, or its agents, employees or contractors, and (ii) if Transferee does not pay off the Loan on or before the Loan Payoff Date, the failure of Transferor to perform any obligation under the Loan Documents to be performed by the borrower after the Closing Date.

          (d)  SURVIVAL OF INDEMNIFICATIONS.

          The indemnification provisions of this Section shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement.

     12.  RISK OF LOSS.

          (a)  NOTICE OF LOSS.

          If, prior to the Closing Date, any portion of the Property suffers a Minor or Major Loss, Transferor shall immediately notify Transferee of that fact, which notice shall include sufficient detail to apprise Transferee of the current status of the Property following such loss.

          (b)  MINOR LOSS.

          Transferee's obligations hereunder shall not be affected by the occurrence of a Minor Loss, provided that: (i) upon the Closing, there shall be a credit against the Consideration equal to the amount of any insurance proceeds or condemnation awards collected by Transferor as a result of such Minor Loss, plus the amount of any insurance deductible; or
     (ii) insurance or condemnation proceeds available to Transferor are sufficient to cover the cost of restoration, the insurance carrier has admitted liability for the payment of such costs, and the Loan is not accelerated or defaulted by reason of such casualty or condemnation. If the proceeds or awards have not been collected as of the Closing, then Transferor's right, title and interest to such proceeds or awards shall be assigned to Transferee.

          (c)  MAJOR LOSS.

          In the event of a Major Loss, Transferee may, at its option, to be exercised by written notice to Transferor within twenty (20) days of Transferor's notice to Transferee of the occurrence thereof, elect to either (i) terminate this Agreement, or (ii) consummate the acquisition of the Property for the full Consideration, subject to the following. If Transferee elects to proceed with the acquisition of the Property, then the Closing shall be postponed to the later of the Closing Date or the date which is five (5) days after Transferee makes such election and, upon the Closing, Transferee shall be given a credit against the Consideration equal to the amount of any insurance proceeds or condemnation awards collected by Transfer as a result of such Major Loss, plus the amount of any insurance deductible. If the proceeds or awards have not been collected as of the Closing, then Transferor's right, title and interest to such proceeds or awards shall be assigned to Transferee, Transferee shall receive a credit against the Consideration due at Closing in the amount of any insurance deductible, and Transferor will cooperate with Transferee as reasonably requested by Transferee in the collection of such proceeds or award. If Transferee fails to give Transferor notice within such twenty (20)day period, then Transferee will be deemed to have elected to terminate this Agreement as to the damaged or condemned Property.

     13.  TRANSFEROR'S CONTINUED OPERATION OF THE PROPERTY.

          (a)  GENERAL.

          Except as otherwise contemplated or permitted by this Agreement or approved by Transferee in writing, from the Effective Date to the Closing Date, Transferor will operate, maintain, repair and lease the property in a prudent manner, in the ordinary course of business, on an arm's-length basis and consistent with its past practices (and without limiting the foregoing, Transferor shall, in the ordinary course, negotiate with prospective tenants and enter into leases of the Property, enforce leases in all material respects including eviction proceedings against all Tenants with delinquencies in excess of thirty (30) days, pay all costs and expenses of the Property, including, without limitation, debt service, real estate taxes and assessments, maintain insurance and pay and perform obligations under the Loan Documents) and will not dispose of or encumber any of the Property, except for dispositions of personal property in the ordinary course of business. Between the Effective Date and the Closing, Transferor shall continue to undertake capital improvements with respect to the Property in the ordinary course of business.

          (b)  ACTIONS REQUIRING TRANSFEREE'S CONSENT.

          Notwithstanding the above terms of this Section, Transferor shall not, without the prior written approval of Transferee, take any of the following actions:

               (i)  LEASES.

               Execute, renew, modify or waive any material term of any Lease;

               (ii)  CONTRACTS.

               Except as otherwise required under this Agreement, enter into, execute or terminate any operating agreement, reciprocal easement agreement, management agreement or any lease, contract, agreement or other commitment of any sort that will survive the Closing (including any contract for capital items or expenditures), with respect to the Property requiring payments to or by Transferor in excess of $5,000 per year, or the performance of services by Transferor the value of which exceeds $5,000 per year.

          (c)  COST OF TENANT IMPROVEMENTS AND LEASING COMMISSIONS.

          In connection with any new leases or modifications of existing Leases entered into between the Effective Date and the Closing and approved by Transferee, the cost of tenant improvement work and leasing commissions shall be borne by Transferee except as set forth on Schedule II.E.3 and in the Agreement. Transferor shall be responsible for the cost of tenant improvement work and leasing commissions for all leases (and amendments thereto) entered into prior to the Effective Date (regardless of when the same are payable), and Transferor's obligations with respect thereto shall survive the Closing.

     14.  COOPERATION.

          (a)  BEFORE CLOSING.

          Transferor and Transferee shall cooperate and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any Condition Precedent or the consummation of the transactions contemplated hereby including execution of any documents, applications or permits. Transferor hereby irrevocably authorizes Transferee and its agents to make all inquiries of any third party, including any governmental authority, as Transferee may reasonably require to complete its due diligence.

          (b)  AFTER CLOSING.

          For a period of three years after the Closing, Transferor will give Transferee timely and complete access to the historical financial and property records of Transferor relating to its acquisition, tax-basis, ownership and operation of the Property (including but not limited to each item of Personal Property), and Transferor agrees that it will not destroy any of the records during any such period of time without the prior written consent of Transferee. During the first year after the Closing, Transferor will provide to Transferee on a timely and complete basis such historical financial information with respect to the acquisition, ownership and operation of the Property as Transferee may reasonably request in connection with any reports which AHP is required to file with the Securities & Exchange Commission or the American Stock Exchange or any other stock exchange on which the shares of AHP may be listed.

     15.  NON-CONSUMMATION OF THE TRANSACTION.

     If the transaction is not consummated on or before the Closing Date, the following provisions shall apply:

          (a) NO DEFAULT.

          If the transaction is not consummated for a reason other than a default by one of the parties, the (i) Title Company and each party shall return to the depositor thereof the Earnest Money and all other funds and items which were deposited hereunder; and (ii) Transferor and Transferee shall each bear one-half of any Escrow cancellation charges. Any return of funds or other items by the Title Company or any party as provided herein shall not relieve either party of any liability it may have for its wrongful failure to close.

          (b)  DEFAULT BY TRANSFEROR.

          If the transaction is not consummated as a result of a default by Transferor, then Transferee may either (i) terminate this Agreement by delivery of notice of termination to Transferor, whereupon (A) the Earnest Money plus interest accrued thereon shall be immediately returned to Transferee, and (B) Transferor shall pay to Transferee any title, escrow, legal and inspection fees incurred by Transferee in connection with the performance of its review under the Section entitled "Transferee's Due Diligence" (including, without limitation, environmental and engineering consultants' fees and expenses), in which case neither party shall have any further rights or obligations hereunder; or (ii) continue this Agreement pending Transferee's action for specific performance and/or damages.

          (c)  DEFAULT BY TRANSFEREE.

          If the Closing does not occur as a result of a default by Transferee, then (i) Transferee shall pay all escrow cancellation charges, and (ii) Title Company shall deliver the Earnest Money plus all accrued interest thereon to Transferee.

     16.  MISCELLANEOUS.

          (a)  DISCLOSURE OF TRANSACTION.

          Prior to the Closing, either party shall publicly announce or discuss the execution of this Agreement or the transaction contemplated hereby except in accordance with the following. Neither party shall publicly announce or discuss the execution of this Agreement or the transaction contemplated hereby unless: (i) the information disseminated by such party is limited to the names of the Transferor and Transferee; a general description of the Property including size, type and location; the amount and nature of the Consideration; and Transferee's anticipated yield from the acquisition of the Property; or (ii) the announcing party has obtained the prior written consent of the other party, which shall not unreasonably withheld.

     This provision shall not apply to Transferor's efforts to obtain estoppel certificates from the Required Tenants.

          (b)  POSSESSION.

          Possession of the Property shall be delivered to Transferee upon the Closing.

          (c)  NOTICES.

          Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service or transmitted by facsimile telecopy, or (iii) two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as indicated below, or such other address as either party may form time to time specify in writing to the other.

If to Transferee:                           If to Transferor:
Alexander Haagen Properties, Inc.           c/o Hughes Investments
3500 Sepulveda Boulevard                    13 Corporate Plaza, Suite 150
Manhattan Beach, California 90266           Newport Beach, California 92660
Attention: Jean Paul Wardy                  Attention: William W. Hughes, Jr.

with a copy to:                             with a copy to:
Latham & Watkins                            Bryan Cave LLP
633 West Fifth Street, Suite 4000           18881 Von Karman, Suite 1500
Los Angeles, CA 90071-2007                  Irvine, California 92612-1582
Attention:  Martha Jordan, Esq.             Attention:  Wilbur D. Layman, Esq.


          (d)  BROKERS AND FINDERS.

          Except as set forth in Schedule 11, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the transfer contemplated herein. In the event that any broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and shall indemnify and hold harmless the other party from and against all liabilities, losses, costs and expenses (including reasonable attorneys' fees) arising in connection with such claim for a commission or finder's fee. The provisions of this Subsection shall survive the Closing.

          (e)  SUCCESSOR AND ASSIGNS.

          Subject to the following, this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors, heirs, administrators and assigns. Transferee shall have the right, with notice to Transferor (but without the necessity of Transferor's consent), to assign its right, title and interest in and to this Agreement to one or more assignees at any time before the Closing Date; provided, however that such assignee(s) shall assume all obligations of Transferee, and such assignment and assumption shall not release Transferee from any obligation hereunder. Transferor shall have the right to assign its rights and obligations to its Constituent Partners as is provided in Addendum VI. Except as provided in Addendum VI, Transferor shall not have the right to assign its interest in this Agreement. Nothing in these General Conditions shall limit the rights of any OP Unit Holder to transfer his OP Units as provided in the AHPOP Partnership Agreement.

          (f)  AMENDMENTS.

          Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Transferor and Transferee.

          (g)  GOVERNING LAW.

          This Agreement has been negotiated and executed in Los Angeles County, California and the substantive laws of the State of California, without reference to its conflict of laws provisions, will govern the validity, construction, and enforcement of this Agreement.

          (h)  MERGER OF PRIOR AGREEMENTS.

          The Agreement, the General Conditions and the Addenda, Exhibits and Schedules hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

          (i)  ARBITRATION OF DISPUTES.

          Any controversy, claim, counterclaim, or disputes between or among the parties hereto arising out of or relating to the interpretation, application, breach or enforcement of this Agreement or any related agreements or instruments ("Subject Documents") ("Dispute"), shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Services, Inc. (JAMS). If mediation is not used, or if it is used and it fails to resolve the Dispute within 30 days from the date AAA or JAMS is engaged, then the Dispute shall be determined by neutral binding arbitration in accordance with the Commercial Arbitration Rules then in effect of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U.S. Code, notwithstanding any other choice of law provision(s) herein or in the Subject Documents. Any controversy concerning whether a Dispute is arbitable shall be determined by the arbitrator(s). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. The parties hereto agree that the arbitrator shall be empowered to grant equitable, as well as legal, relief, including, without limitation, the power to compel specific performance of this Agreement. The parties further consent that the initiation of mediation and/or arbitration pursuant to these provisions shall constitute an action or the equivalent for purposes of determining a party's right to file a lis pendens in the official records of the jurisdiction where the Property is/are located. The parties consent that judgment on the award rendered may be entered in any state sitting in the State of California, and that any mediation and/or arbitration shall take place in Newport Beach, California.

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UPON YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

          ---------------------------               --------------------------
                  Transferor                                  Transferee

          (j)  ENFORCEMENT.

          If either party fails to perform any of its obligations under this Agreement or if a dispute arises between the parties concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, arbitration or court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable form the other provisions of this Agreement and to survive and not be merged into any such judgment.

          (k)  TIME OF THE ESSENCE.

          Time is of the essence of this Agreement.

          (l)  SEVERABILITY.

          If any provision of this Agreement or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

          (m)  MARKETING.

          Transferor agrees not to market or show the Property to any other prospective purchasers during the term of this Agreement.

          (n)  CONFIDENTIALITY.

          Transferee and Transferor shall each maintain as confidential any and all material or information about the other or, in the case of Transferee and is agents, employees, consultants and contractors, about the Property, and shall not disclose such information to any third party, except, in the case of information about the Property and Transferor, to Transferee's investment bankers, lender or prospective lenders, insurance and reinsurance firms, attorneys, environmental assessment and remediation service firms and consultants, as may be reasonably required for the consummation of the transaction contemplated hereunder and/or as may be required by law.

          (o)  COUNTERPARTS.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          (p)  ADDENDA, EXHIBITS AND SCHEDULES.

          All Addenda, Exhibits and Schedules referred to herein are, unless otherwise indicated, incorporate herein by this reference as though set forth herein in full.

          (q)  CONSTRUCTION.

          Headings at the beginning of each section and subsection are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.
     In the event the date on which Transferor or Transferee is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

          (r)  PROPERTY CONDITION.

          Except for the Representations and Warranties of Transferor specifically set forth herein and in all Addenda, Exhibits and Schedules attached hereto, the Property is being sold and conveyed by Transferee to Transferor "AS IS, WHERE IS, WITH ALL FAULTS," in such condition as the same may be on the Closing Date, without any representations and warranties by the Transferor as to any conditions of the Property, including, without limitation, surface and subsurface environmental conditions, whether latent or patent. Except for the representations and warranties of Transferor specifically set forth herein, Transferor makes no guarantee, warranty or representation, express or implied, as to the quality, character, or condition of the Property (or any part thereof) or the fitness of the Property (or any part thereof) for any use or purpose or any representation as to the nonexistence of any toxic or hazardous waste. Except for any claim related to a breach of Transferor's express representations and warranties, Transferee shall have no claim, in law or in equity, based upon the condition of the Property or the failure of the Property to meet any standards. In no event shall Transferor be liable for any incidental, special, exemplary or consequential damages, including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, buyers, diminution in value of the Property, or inability to use the Property, due to the condition of the Property, absent a breach of Transferor's express representations and warranties contained herein and in all Addenda, Exhibits and Schedules attached hereto. Transferee represents and warrants to Transferor that upon expiration of the Due Diligence Period, Transferee will have had ample opportunity to make a proper inspection, examination and investigation of the Property to familiarize itself with its condition and that it will do so to its satisfaction. Transferee agrees that, upon acceptance of the condition of the Property hereunder, and except for its reliance on the representations and warranties of Transferor contained herein, it shall purchase and accept title to the Property including any and all environmental conditions, except as set forth in the paragraph entitled "Special Provisions". In the event that any hazardous substances are discovered on, at or under the Property, except for any claim for breach of any representation or warranty of Transferee specifically made herein, and, except as set forth in the paragraph entitled "Special Provisions," Transferee shall not maintain any action or assert any claim against Transferor, its successors and their respective members, employees and agents arising out of or relating to any such hazardous substances, including, without limitation, any action or claim for contribution or for the generation, use, handling, treatment, removal, storage, decontamination, cleanup, transport or disposal thereof. The provisions of this Section shall survive the Closing or any termination of this Agreement.

     17.  CONDITIONS TO OBLIGATION TO CLOSE.

     Notwithstanding anything contained in this Agreement, neither Transferor nor Transferee shall be obligated to consummate this Agreement if, for any reason, Transferee will not, concurrently with the closing of this transaction, also acquire the following real estate projects: Loma Square, Mineral King Plaza, North County Plaza, El Centro Center, Vineyards Marketplace, and Wilson
- Wible in Bakersfield (the "Included Projects").

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